UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2015

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2015 Annual Meeting of Shareholders (the "Annual Meeting") of Acucela Inc. (the "Company") held on June 25, 2015, a total of 23,600,195 shares of Common Stock, representing approximately 65.9% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Proposal 1: All of the nominees for director were elected to serve a one-year term until the 2016 Annual Meeting, or until their respective successors are elected and qualified or until his earlier resignation or removal, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Shintaro Asako	23,138,462	460,155	1,578
Ryo Kubota, M.D., Ph.D.	23,316,095	282,522	1,578
Shiro Mita	23,127,062	471,555	1,578
Eisaku Nakamura	23,130,362	468,255	1,578
Robert Takeuchi	23,123,962	474,655	1,578
Proposal 2: The appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal 2015 was ratified by the Company's shareholders by the votes set forth in the table below:

For	Against	Abstain
23,264,862	115,700	219,633

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ John E. Gebhart
John E. Gebhart
Date: June 29, 2015		Chief Financial Officer